Exhibit 99.1
OpenText Reports Q3 F’24 Financial Results
Record Q3 Total Revenues and Enterprise Cloud Bookings
Announces $250 Million Share Repurchase Program
Fiscal 2024 Third Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$1,447	$1,444	$1,146	$1,143	$455	$454
+16.3%	+16.0%	+13.3%	+13.1%	+4.4%	+4.4%
Annual Recurring Revenues represent 79% of Total Revenues

•Total revenues of $1.447 billion, up 16.3% Y/Y or up 16.0% in constant currency (CC)
•Annual Recurring Revenues (ARR) of $1.146 billion, up 13.3% Y/Y or up 13.1% in CC
•Cloud revenues of $455 million, up 4.4% Y/Y and up 4.4% in CC
•Quarterly enterprise cloud bookings(1) of $165 million, up 52.6% Y/Y
•Operating cash flows of $385 million, up 14.2% Y/Y
•Free cash flows(2) of $348 million, up 13.9% Y/Y
•GAAP-based net income of $98 million
•Adjusted EBITDA(2) of $464 million, up 27.0% Y/Y, margin of 32.0%
•GAAP-based diluted earnings per share (EPS) of $0.36, Non-GAAP diluted EPS(2) of $0.94
•Completed previously announced sale of AMC business to Rocket Software for $2.275 billion in cash before taxes, fees and other adjustments
Waterloo, ON, May 2, 2024 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the third quarter ended March 31, 2024.

“OpenText delivered strong financial performance in Q3 with revenues of $1.45 billion, or 16% year-over-year growth, reflecting customer demand for information management and new AI capabilities,” said Mark J. Barrenechea, OpenText CEO & CTO. “OpenText sits at the center of connected ecosystems, the internet of clouds, and we play a trusted role as our customers adopt cloud, security and AI.”

Mr. Barrenechea added: “OpenText is focused on growth, profitability and the future of Information Management. The divestiture of our AMC/Mainframe business is now complete, and we are using the net proceeds to repay $2 billion of debt. With our increased capital flexibility, we are pleased to announce a new capital allocation program, continuance of our dividend program, and a new $250 million share buyback.”

“In Q3, OpenText successfully achieved its operating goals while focusing on supporting our growth initiatives,” said Madhu Ranganathan, OpenText President, CFO & Corporate Development. “We delivered $464 million of adjusted EBITDA, up 27% year-over-year and free cash flows of $348 million, up 14% year-over-year. With the divestiture now complete and our capital flexibility restored, we expect to commence OpenText’s cloud-based M&A strategy to complement our focus on organic growth.”

(1) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(2) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.

Financial Highlights for Q3 Fiscal 2024 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q3 FY'24	Q3 FY'23	$ Change	% Change	Q3 FY'24 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$454.5	$435.4	$19.1	4.4%	$454.4	4.4%
Customer support	691.4	575.9	115.6	20.1%	689.0	19.6%
Total annual recurring revenues**	$1,146.0	$1,011.3	$134.6	13.3%	$1,143.4	13.1%
License	200.4	139.7	60.6	43.4%	200.0	43.2%
Professional service and other	100.8	93.6	7.2	7.7%	100.2	7.0%
Total revenues	$1,447.1	$1,244.7	$202.5	16.3%	$1,443.7	16.0%
GAAP-based operating income	$227.1	$64.0	$163.1	254.9%	N/A	N/A
Non-GAAP-based operating income (1)	$431.6	$334.6	$97.0	29.0%	$429.7	28.4%
GAAP-based net income attributable to OpenText	$98.3	$57.6	$40.7	70.8%	N/A	N/A
GAAP-based EPS, diluted	$0.36	$0.21	$0.15	71.4%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.94	$0.73	$0.21	28.8%	$0.94	28.8%
Adjusted EBITDA (1)	$463.7	$365.1	$98.6	27.0%	$461.5	26.4%
Operating cash flows	$384.7	$336.8	$47.9	14.2%	N/A	N/A
Free cash flows (1)	$348.2	$305.5	$42.6	13.9%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY'24 YTD	FY'23 YTD	$ Change	% Change	FY'24 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,355.6	$1,248.8	$106.9	8.6%	$1,349.1	8.0%
Customer support	2,084.9	1,209.7	875.2	72.3%	2,059.8	70.3%
Total annual recurring revenues**	$3,440.5	$2,458.5	$982.0	39.9%	$3,408.9	38.7%
License	662.6	310.2	352.4	113.6%	654.3	110.9%
Professional service and other	304.3	225.4	78.8	35.0%	299.3	32.8%
Total revenues	$4,407.4	$2,994.2	$1,413.3	47.2%	$4,362.4	45.7%
GAAP-based operating income	$693.8	$395.0	$298.8	75.7%	N/A	N/A
Non-GAAP-based operating income (1)	$1,425.3	$933.6	$491.7	52.7%	$1,394.1	49.3%
GAAP-based net income attributable to OpenText	$216.9	$199.1	$17.7	8.9%	N/A	N/A
GAAP-based EPS, diluted	$0.80	$0.74	$0.06	8.1%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$3.19	$2.39	$0.80	33.5%	$3.10	29.7%
Adjusted EBITDA (1)	$1,524.8	$1,010.1	$514.7	51.0%	$1,492.3	47.7%
Operating cash flows	$782.5	$663.9	$118.6	17.9%	N/A	N/A
Free cash flows (1)	$663.2	$564.1	$99.0	17.6%	N/A	N/A
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on April 30, 2024, a cash dividend of $0.25 per common share. The record date for this dividend is May 31, 2024 and the payment date is June 18, 2024. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Share Repurchase Plan/Normal Course Issuer Bid
OpenText also announced today the reinstatement of its share repurchase plan and that it intends to purchase for cancellation in open market transactions, from time to time over the next 12 months, if considered advisable, up to an aggregate of $250 million of its common shares on the Toronto Stock Exchange (the "TSX"), the NASDAQ Global Select Market and/or other exchanges and alternative trading systems in Canada and/or the United States, if eligible, subject to applicable law and stock exchange rules (the "Repurchase Plan"). The price that OpenText will pay for common shares in open market transactions will be the market price at the time of purchase or such other price as may be permitted by applicable law or stock exchange rules.
The Company's determination to reinstate the Repurchase Plan reflects its confidence in its operational execution and expanding cash flows, with the Repurchase Plan being additive to the Company's overall strategic capital allocation, complementing its ongoing M&A activity and dividend program. The Repurchase Plan will be effected in accordance with Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended. Purchases made under the Repurchase Plan may commence on May 7, 2024 and will expire on May 6, 2025, and will be subject to a limit of 13,643,472 shares (representing 5% of the Company's issued and outstanding common shares as of April 26, 2024). All common shares purchased by OpenText pursuant to the Repurchase Plan will be cancelled.
Normal Course Issuer Bid
The Company has reinstated its normal course issuer bid (the "NCIB") in order to provide it with a means to execute purchases over the TSX as part of the overall Repurchase Plan.
The TSX has approved the Company's notice of intention to commence the NCIB pursuant to which the Company may purchase common shares over the TSX for the period commencing May 7, 2024 until May 6, 2025 in accordance with the TSX's normal course issuer bid rules, including that such purchases are to be made at prevailing market prices or as otherwise permitted. Under the rules of the TSX, the maximum number of shares that may be purchased in this period is 13,643,472 shares (representing 5% of the Company's issued and outstanding common shares as of April 26, 2024), and the maximum number of shares that may be purchased on a single day is 138,175 common shares, which is 25% of 552,700 (the average daily trading volume for the common shares on the TSX for the six months ended March 31, 2024), subject to certain exceptions for block purchases, subject in any case to the volume and other limitations under Rule 10b-18.
The Company did not renew its NCIB that expired on November 11, 2022, and therefore has not purchased any common shares under a NCIB within the past 12 months.
Quarterly Business Highlights
•OpenText completes divestment of its AMC business to Rocket Software for $2.275 billion in cash before taxes, fees and other adjustments
•OpenText announced Cloud Editions (CE) 24.2 at OpenText World Europe, unveiling the latest information management solutions powered by AI
•Key customer wins in the quarter include: Akamai Technologies, BAE Systems, Commercial Vehicle Group, Insecurity Inc., Kuveyt Turk, Lotte Non-Life Insurance Co, MAN Energy Solutions, Merck, Metso, Nestle Operational Services Worldwide, Redcentric Plc, Serica Energy, Shell International Petroleum, The Standard and Tyson Foods
•OpenText strengthens leadership team and appoints three presidents, including Todd Cione as President WW Sales
•OpenText earned prestigious Environment, Social and Governance (ESG) recognitions and achievements, including qualifying as a constituent of the Dow Jones Sustainability North America Index (DJSI) for the second year in a row as well as receiving its second consecutive “AAA” rating from MSCI
•OpenText named a member of the U.S. Government public-private cybersecurity initiative, Joint Cyber Defense Collaborative (JCDC) to strengthen U.S. government cybersecurity
•OpenText announced the second generation of its advanced cybersecurity auditing technology, Fortify Audit Assistant, debuting at the inaugural OpenText Security Summit 2024

Summary of Quarterly Results
	Q3 FY'24	Q2 FY'24	Q3 FY'23	% Change (Q3 FY'24 vs Q2 FY'24)		% Change (Q3 FY'24 vs Q3 FY'23)
Revenue (millions)	$1,447.1	$1,534.9	$1,244.7	(5.7)%		16.3%
GAAP-based gross margin	73.0%	73.6%	70.3%	(60)	bps	270	bps
Non-GAAP-based gross margin (1)	76.7%	78.6%	75.8%	(190)	bps	90	bps
GAAP-based earnings (loss) per share, diluted	$0.36	$0.14	$0.21	157.1%		71.4%
Non-GAAP-based EPS, diluted (1)(2)	$0.94	$1.24	$0.73	(24.2)%		28.8%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast today at 5:00 p.m. ET (2:00 p.m. PT) from the Investor Relations section of the Company's website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on growth, profitability and future of Information Management; future cloud booking growth and cloud demand; future organic growth initiatives and deployment of capital; intention to maintain a dividend program, including any targeted annualized dividend; expected size and timing of the Repurchase Plan, including execution thereof; organic growth of Micro Focus; the expected impact of the divestiture of the AMC business; future tax rates; new platform and product offerings and associated benefits to customers; continued strength in enterprise cloud businesses and our new OpenText Aviator™ AI products, including our AI strategy and vision; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties, including as a result of the integration of Micro Focus’ operations and programs and the divestiture of the AMC business; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2024 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: https://www.opentext.com/about/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2024	June 30, 2023
ASSETS	(unaudited)
Cash and cash equivalents	$1,125,323	$1,231,625
Accounts receivable trade, net of allowance for credit losses of $11,390 as of March 31, 2024 and $13,828 as of June 30, 2023	654,190	682,517
Contract assets	66,124	71,196
Income taxes recoverable	14,119	68,161
Prepaid expenses and other current assets	212,261	221,732
Assets held for sale	2,120,311	—
Total current assets	4,192,328	2,275,231
Property and equipment	346,073	356,904
Operating lease right of use assets	229,327	285,723
Long-term contract assets	42,659	64,553
Goodwill	7,528,147	8,662,603
Acquired intangible assets	2,624,117	4,080,879
Deferred tax assets	1,019,878	926,719
Other assets	314,580	342,318
Long-term income taxes recoverable	95,567	94,270
Total assets	$16,392,676	$17,089,200
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$898,611	$996,261
Current portion of long-term debt	45,850	320,850
Operating lease liabilities	80,960	91,425
Deferred revenues	1,583,638	1,721,781
Income taxes payable	150,990	89,297
Liabilities held for sale	228,106	—
Total current liabilities	2,988,155	3,219,614
Long-term liabilities:
Accrued liabilities	48,031	51,961
Pension liability, net	128,955	126,312
Long-term debt	8,305,670	8,562,096
Long-term operating lease liabilities	224,984	271,579
Long-term deferred revenues	170,544	217,771
Long-term income taxes payable	154,679	193,808
Deferred tax liabilities	241,013	423,955
Total long-term liabilities	9,273,876	9,847,482
Shareholders' equity:
Share capital and additional paid-in capital
272,561,685 and 270,902,571 Common Shares issued and outstanding at March 31, 2024 and June 30, 2023, respectively; authorized Common Shares: unlimited	2,276,758	2,176,947
Accumulated other comprehensive income (loss)	(73,045)	(53,559)
Retained earnings	2,059,060	2,048,984
Treasury stock, at cost (3,376,994 and 3,536,375 shares at March 31, 2024 and June 30, 2023, respectively)	(133,606)	(151,597)
Total OpenText shareholders' equity	4,129,167	4,020,775
Non-controlling interests	1,478	1,329
Total shareholders' equity	4,130,645	4,022,104
Total liabilities and shareholders' equity	$16,392,676	$17,089,200

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Revenues:
Cloud services and subscriptions	$454,528	$435,449	$1,355,633	$1,248,774
Customer support	691,441	575,884	2,084,916	1,209,743
License	200,363	139,722	662,627	310,230
Professional service and other	100,799	93,619	304,252	225,403
Total revenues	1,447,131	1,244,674	4,407,428	2,994,150
Cost of revenues:
Cloud services and subscriptions	186,400	157,658	537,960	423,771
Customer support	74,639	67,067	223,027	123,010
License	6,769	3,840	16,591	10,461
Professional service and other	75,455	78,526	230,836	186,390
Amortization of acquired technology-based intangible assets	48,094	62,639	195,702	146,139
Total cost of revenues	391,357	369,730	1,204,116	889,771
Gross profit	1,055,774	874,944	3,203,312	2,104,379
Operating expenses:
Research and development	234,022	210,731	688,679	430,629
Sales and marketing	296,249	271,013	848,313	615,354
General and administrative	145,924	127,047	450,399	282,724
Depreciation	32,109	30,577	99,615	76,609
Amortization of acquired customer-based intangible assets	100,841	97,237	334,958	205,121
Special charges (recoveries)	19,561	74,350	87,521	98,937
Total operating expenses	828,706	810,955	2,509,485	1,709,374
Income from operations	227,068	63,989	693,827	395,005
Other income (expense), net	9,950	85,706	(38,664)	59,824
Interest and other related expense, net	(132,663)	(104,502)	(413,719)	(183,599)
Income before income taxes	104,355	45,193	241,444	271,230
Provision for (recovery of) income taxes	6,028	(12,420)	24,434	71,979
Net income for the period	$98,327	$57,613	$217,010	$199,251
Net (income) attributable to non-controlling interests	(42)	(57)	(149)	(138)
Net income attributable to OpenText	$98,285	$57,556	$216,861	$199,113
Earnings per share—basic attributable to OpenText	$0.36	$0.21	$0.80	$0.74
Earnings per share—diluted attributable to OpenText	$0.36	$0.21	$0.80	$0.74
Weighted average number of Common Shares outstanding—basic (in '000's)	272,272	270,441	271,671	270,143
Weighted average number of Common Shares outstanding—diluted (in '000's)	273,033	270,650	272,349	270,173

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net income for the period	$98,327	$57,613	$217,010	$199,251
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	11,765	(28,640)	(18,614)	(25,587)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax (1)	(1,634)	38	(1,953)	(2,343)
(Gain) loss reclassified into net income - net of tax (2)	118	699	455	2,388
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss) - net of tax (3)	90	(900)	319	(900)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax (4)	—	(3,318)	(110)	878
Amortization of actuarial (gain) loss into net income - net of tax (5)	115	35	417	109
Total other comprehensive income (loss) net, for the period	10,454	(32,086)	(19,486)	(25,455)
Total comprehensive income	108,781	25,527	197,524	173,796
Comprehensive income attributable to non-controlling interests	(42)	(57)	(149)	(138)
Total comprehensive income attributable to OpenText	$108,739	$25,470	$197,375	$173,658
______________________________
(1)Net of tax expense (recovery) of ($589) and $15 for the three months ended March 31, 2024 and 2023, respectively; $(704) and $(844) for the nine months ended March 31, 2024 and 2023, respectively.
(2)Net of tax expense (recovery) of $42 and $252 for the three months ended March 31, 2024 and 2023, respectively; $163 and $861 for the nine months ended March 31, 2024 and 2023, respectively.
(3)Net of tax expense (recovery) of $24 and ($238) for the three months ended March 31, 2024 and 2023, respectively; $84 and ($238) for the nine months ended March 31, 2024 and 2023, respectively.
(4)Net of tax expense (recovery) of $— and $(892) for the three months ended March 31, 2024 and 2023, respectively; $110 and $318 for the nine months ended March 31, 2024 and 2023, respectively.
(5)Net of tax expense (recovery) of $50 and $25 for the three months ended March 31, 2024 and 2023, respectively; $175 and $76 for the nine months ended March 31, 2024 and 2023, respectively.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended March 31, 2024
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2023	271,855	$2,261,856	(4,400)	$(179,089)	$2,029,643	$(83,499)	$1,436	$4,030,347
Issuance of Common Shares
Under employee stock option plans	517	17,315	—	—	—	—	—	17,315
Under employee stock purchase plans	190	6,698	—	—	—	—	—	6,698
Share-based compensation	—	35,947	—	—	—	—	—	35,947
Issuance of treasury stock	—	(45,058)	1,023	45,483	(425)	—	—	—
Dividends declared ($0.25 per Common Share)	—	—	—	—	(68,443)	—	—	(68,443)
Other comprehensive income (loss) - net	—	—	—	—	—	10,454	—	10,454
Net income for the period	—	—	—	—	98,285	—	42	98,327
Balance as of March 31, 2024	272,562	$2,276,758	(3,377)	$(133,606)	$2,059,060	$(73,045)	$1,478	$4,130,645

	Three Months Ended March 31, 2023
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	270,235	$2,092,079	(3,295)	$(142,126)	$2,171,236	$(1,028)	$1,223	$4,121,384
Issuance of Common Shares
Under employee stock option plans	16	479	—	—	—	—	—	479
Under employee stock purchase plans	228	5,776	—	—	—	—	—	5,776
Share-based compensation	—	36,505	—	—	—	—	—	36,505
Issuance of treasury stock	—	(4,496)	79	3,426	—	—	—	(1,070)
Dividends declared ($0.24299 per Common Share)	—	—	—	—	(65,454)	—	—	(65,454)
Other comprehensive income (loss) - net	—	—	—	—	—	(32,086)	—	(32,086)
Net income for the period	—	—	—	—	57,556	—	57	57,613
Balance as of March 31, 2023	270,479	$2,130,343	(3,216)	$(138,700)	$2,163,338	$(33,114)	$1,280	$4,123,147

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Nine Months Ended March 31, 2024
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2023	270,903	$2,176,947	(3,536)	$(151,597)	$2,048,984	$(53,559)	$1,329	$4,022,104
Issuance of Common Shares
Under employee stock option plans	942	31,318	—	—	—	—	—	31,318
Under employee stock purchase plans	717	23,709	—	—	—	—	—	23,709
Share-based compensation	—	112,944	—	—	—	—	—	112,944
Purchase of treasury stock	—	—	(1,400)	(53,085)	—	—	—	(53,085)
Issuance of treasury stock	—	(68,160)	1,559	71,076	(2,916)	—	—	—
Dividends declared ($0.75 per Common Share)	—	—	—	—	(203,869)	—	—	(203,869)
Other comprehensive income (loss) - net	—	—	—	—	—	(19,486)	—	(19,486)
Net income for the period	—	—	—	—	216,861	—	149	217,010
Balance as of March 31, 2024	272,562	$2,276,758	(3,377)	$(133,606)	$2,059,060	$(73,045)	$1,478	$4,130,645

	Nine Months Ended March 31, 2023
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2022	269,523	$2,038,674	(3,706)	$(159,966)	$2,160,069	$(7,659)	$1,142	$4,032,260
Issuance of Common Shares
Under employee stock option plans	88	2,473	—	—	—	—	—	2,473
Under employee stock purchase plans	868	22,997	—	—	—	—	—	22,997
Share-based compensation	—	88,535	—	—	—	—	—	88,535
Issuance of treasury stock	—	(22,336)	490	21,266	—	—	—	(1,070)
Dividends declared ($0.72897 per Common Share)	—	—	—	—	(195,844)	—	—	(195,844)
Other comprehensive income (loss) - net	—	—	—	—	—	(25,455)	—	(25,455)
Net income for the period	—	—	—	—	199,113	—	138	199,251
Balance as of March 31, 2023	270,479	$2,130,343	(3,216)	$(138,700)	$2,163,338	$(33,114)	$1,280	$4,123,147

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income for the period	$98,327	$57,613	$217,010	$199,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	181,044	190,453	630,275	427,869
Share-based compensation expense	36,042	36,368	113,312	88,398
Pension expense	3,196	2,362	9,579	5,806
Amortization of debt discount and issuance costs	6,766	5,330	19,587	8,496
Write-off of right of use assets	4,278	3,344	15,241	7,119
Loss on extinguishment of debt	10,803	21	10,803	8,152
Loss on sale and write down of property and equipment, net	(162)	1,307	1,715	1,428
Deferred taxes	(72,144)	(131,898)	(249,174)	(178,700)
Share in net loss of equity investees	835	4,724	19,013	11,547
Changes in financial instruments	(16,671)	102,713	3,551	112,567
Changes in operating assets and liabilities:
Accounts receivable	111,772	167,866	51,487	141,269
Contract assets	(24,859)	(11,442)	(71,486)	(29,896)
Prepaid expenses and other current assets	728	(62,121)	4,717	(65,186)
Income taxes	16,943	87,277	75,676	131,517
Accounts payable and accrued liabilities	(24,731)	(146,638)	(72,887)	(137,674)
Deferred revenue	56,840	(13,498)	14,338	(42,631)
Other assets	650	54,708	5,868	(5,998)
Operating lease assets and liabilities, net	(4,960)	(11,714)	(16,154)	(19,430)
Net cash provided by operating activities	384,697	336,775	782,471	663,904
Cash flows from investing activities:
Additions of property and equipment	(36,537)	(31,233)	(119,316)	(99,772)
Micro Focus acquisition	—	(5,655,606)	(9,272)	(5,655,606)
Realized gain on financial instruments	—	131,248	—	131,248
Proceeds from net investment hedge derivative contracts	2,490	—	4,456	—
Other investing activities	6,315	—	(468)	(873)
Net cash used in investing activities	(27,732)	(5,555,591)	(124,600)	(5,625,003)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	27,770	9,399	57,027	25,172
Proceeds from long-term debt and Revolver	—	3,927,450	—	4,927,450
Repayment of long-term debt and Revolver	(186,463)	(11,463)	(559,389)	(16,463)
Debt issuance costs	—	(65,559)	(2,792)	(77,209)
Purchase of treasury stock	—	—	(53,085)	—
Payments of dividends to shareholders	(67,293)	(64,919)	(200,672)	(194,481)
Other financing activities	(1,447)	(2,193)	(1,447)	(2,193)
Net cash provided by (used in) financing activities	(227,433)	3,792,715	(760,358)	4,662,276
Foreign exchange gain (loss) on cash held in foreign currencies	(7,521)	2,903	(3,982)	2,632
Income (decrease) in cash, cash equivalents and restricted cash during the period	122,011	(1,423,198)	(106,469)	(296,191)
Cash, cash equivalents and restricted cash at beginning of the period	1,005,472	2,822,918	1,233,952	1,695,911
Cash, cash equivalents and restricted cash at end of the period	$1,127,483	$1,399,720	$1,127,483	$1,399,720

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	March 31, 2024	March 31, 2023
Cash and cash equivalents	$1,125,323	$1,396,817
Restricted cash (1)	2,160	2,903
Total cash, cash equivalents and restricted cash	$1,127,483	$1,399,720

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its condensed consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its condensed consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
Return of capital per share as the total value of cash dividends paid and common shares repurchased in the period divided by by the weighted average number of common shares outstanding during the period.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to F'24 targets and F’26 aspirations, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented. The Micro Focus Acquisition significantly impacts period-over-period comparability.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2024 (In thousands, except for per share data)
	Three Months Ended March 31, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$186,400		$(3,292)	(1)	$183,108
Customer support	74,639		(1,149)	(1)	73,490
Professional service and other	75,455		(1,458)	(1)	73,997
Amortization of acquired technology-based intangible assets	48,094		(48,094)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,055,774	73.0%	53,993	(3)	1,109,767	76.7%
Operating expenses
Research and development	234,022		(10,799)	(1)	223,223
Sales and marketing	296,249		(12,260)	(1)	283,989
General and administrative	145,924		(7,084)	(1)	138,840
Amortization of acquired customer-based intangible assets	100,841		(100,841)	(2)	—
Special charges (recoveries)	19,561		(19,561)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	227,068		204,538	(5)	431,606
Other income (expense), net	9,950		(9,950)	(6)	—
Provision for income taxes	6,028		35,824	(7)	41,852
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	98,285		158,764	(8)	257,049
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.36		$0.58	(8)	$0.94

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 6% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based income to Non-GAAP-based net income:

	Three Months Ended March 31, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$98,285	$0.36
Add (deduct):
Amortization	148,935	0.55
Share-based compensation	36,042	0.13
Special charges (recoveries)	19,561	0.07
Other (income) expense, net	(9,950)	(0.04)
GAAP-based provision for income taxes	6,028	0.02
Non-GAAP-based provision for income taxes	(41,852)	(0.15)
Non-GAAP-based net income, attributable to OpenText	$257,049	$0.94
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2024
GAAP-based net income, attributable to OpenText	$98,285
Add:
Provision for income taxes	6,028
Interest and other related expense, net	132,663
Amortization of acquired technology-based intangible assets	48,094
Amortization of acquired customer-based intangible assets	100,841
Depreciation	32,109
Share-based compensation	36,042
Special charges (recoveries)	19,561
Other (income) expense, net	(9,950)
Adjusted EBITDA	$463,673

GAAP-based net income margin	6.8%
Adjusted EBITDA margin	32.0%
Reconciliation of Free cash flows

Three Months Ended March 31, 2024
GAAP-based cash flows provided by operating activities	$384,697
Add:
Capital expenditures (1)	(36,537)
Free cash flows	$348,160

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2024 (In thousands, except for per share data)
	Nine Months Ended March 31, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$537,960		$(9,892)	(1)	$528,068
Customer support	223,027		(3,335)	(1)	219,692
Professional service and other	230,836		(5,096)	(1)	225,740
Amortization of acquired technology-based intangible assets	195,702		(195,702)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	3,203,312	72.7%	214,025	(3)	3,417,337	77.5%
Operating expenses
Research and development	688,679		(35,300)	(1)	653,379
Sales and marketing	848,313		(37,294)	(1)	811,019
General and administrative	450,399		(22,395)	(1)	428,004
Amortization of acquired customer-based intangible assets	334,958		(334,958)	(2)	—
Special charges (recoveries)	87,521		(87,521)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	693,827		731,493	(5)	1,425,320
Other income (expense), net	(38,664)		38,664	(6)	—
Provision for income taxes	24,434		117,191	(7)	141,625
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	216,861		652,966	(8)	869,827
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.80		$2.39	(8)	$3.19

(1)Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 10% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$216,861	$0.80
Add (deduct):
Amortization	530,660	1.95
Share-based compensation	113,312	0.42
Special charges (recoveries)	87,521	0.32
Other (income) expense, net	38,664	0.13
GAAP-based provision for income taxes	24,434	0.09
Non-GAAP-based provision for income taxes	(141,625)	(0.52)
Non-GAAP-based net income, attributable to OpenText	$869,827	$3.19
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2024
GAAP-based net income, attributable to OpenText	$216,861
Add:
Provision for income taxes	24,434
Interest and other related expense, net	413,719
Amortization of acquired technology-based intangible assets	195,702
Amortization of acquired customer-based intangible assets	334,958
Depreciation	99,615
Share-based compensation	113,312
Special charges (recoveries)	87,521
Other (income) expense, net	38,664
Adjusted EBITDA	$1,524,786

GAAP-based net income margin	4.9%
Adjusted EBITDA margin	34.6%
Reconciliation of Free cash flows

Nine Months Ended March 31, 2024
GAAP-based cash flows provided by operating activities	$782,471
Add:
Capital expenditures (1)	(119,316)
Free cash flows	$663,155

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2023 (In thousands, except for per share data)
	Three Months Ended December 31, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$180,148		$(3,609)	(1)	$176,539
Customer support	73,374		(1,128)	(1)	72,246
Professional service and other	75,459		(1,756)	(1)	73,703
Amortization of acquired technology-based intangible assets	70,784		(70,784)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	1,129,120	73.6%	77,277	(3)	1,206,397	78.6%
Operating expenses
Research and development	220,220		(12,767)	(1)	207,453
Sales and marketing	280,263		(13,227)	(1)	267,036
General and administrative	173,264		(7,688)	(1)	165,576
Amortization of acquired customer-based intangible assets	113,925		(113,925)	(2)	—
Special charges (recoveries)	54,166		(54,166)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	253,867		279,050	(5)	532,917
Other income (expense), net	(68,784)		68,784	(6)	—
Provision for income taxes	8,054		47,054	(7)	55,108
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	37,675		300,780	(8)	338,455
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.14		$1.10	(8)	$1.24

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 18% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$37,675	$0.14
Add (deduct):
Amortization	184,709	0.68
Share-based compensation	40,175	0.15
Special charges (recoveries)	54,166	0.20
Other (income) expense, net	68,784	0.24
GAAP-based provision for income taxes	8,054	0.03
Non-GAAP-based provision for income taxes	(55,108)	(0.20)
Non-GAAP-based net income, attributable to OpenText	$338,455	$1.24
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2023
GAAP-based net income, attributable to OpenText	$37,675
Add (deduct):
Provision for income taxes	8,054
Interest and other related expense, net	139,292
Amortization of acquired technology-based intangible assets	70,784
Amortization of acquired customer-based intangible assets	113,925
Depreciation	33,415
Share-based compensation	40,175
Special charges (recoveries)	54,166
Other (income) expense, net	68,784
Adjusted EBITDA	$566,270

GAAP-based net income margin	2.5%
Adjusted EBITDA margin	36.9%
Reconciliation of Free cash flows

Three Months Ended December 31, 2023
GAAP-based cash flows provided by operating activities	$350,653
Add:
Capital expenditures (1)	(45,240)
Free cash flows	$305,413

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2023 (In thousands, except for per share data)
	Three Months Ended March 31, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$157,658		$(2,943)	(1)	$154,715
Customer support	67,067		(1,157)	(1)	65,910
Professional service and other	78,526		(1,884)	(1)	76,642
Amortization of acquired technology-based intangible assets	62,639		(62,639)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	874,944	70.3%	68,623	(3)	943,567	75.8%
Operating expenses
Research and development	210,731		(10,801)	(1)	199,930
Sales and marketing	271,013		(11,947)	(1)	259,066
General and administrative	127,047		(7,636)	(1)	119,411
Amortization of acquired customer-based intangible assets	97,237		(97,237)	(2)	—
Special charges (recoveries)	74,350		(74,350)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	63,989		270,594	(5)	334,583
Other income (expense), net	85,706		(85,706)	(6)	—
Provision for (recovery of) income taxes	(12,420)		44,631	(7)	32,211
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	57,556		140,257	(8)	197,813
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.21		$0.52	(8)	$0.73

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 27% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$57,556	$0.21
Add (deduct):
Amortization	159,876	0.59
Share-based compensation	36,368	0.13
Special charges (recoveries)	74,350	0.28
Other (income) expense, net	(85,706)	(0.32)
GAAP-based recovery of income taxes	(12,420)	(0.04)
Non-GAAP-based provision for income taxes	(32,211)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$197,813	$0.73

Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2023
GAAP-based net income, attributable to OpenText	$57,556
Add (deduct):
Recovery of income taxes	(12,420)
Interest and other related expense, net	104,502
Amortization of acquired technology-based intangible assets	62,639
Amortization of acquired customer-based intangible assets	97,237
Depreciation	30,577
Share-based compensation	36,368
Special charges (recoveries)	74,350
Other (income) expense, net	(85,706)
Adjusted EBITDA	$365,103

GAAP-based net income margin	4.6%
Adjusted EBITDA margin	29.3%

Reconciliation of Free cash flows

Three Months Ended March 31, 2023
GAAP-based cash flows provided by operating activities	$336,775
Add:
Capital expenditures (1)	(31,233)
Free cash flows	$305,542

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2023 (In thousands, except for per share data)
	Nine Months Ended March 31, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$423,771		$(7,788)	(1)	$415,983
Customer support	123,010		(2,414)	(1)	120,596
Professional service and other	186,390		(5,172)	(1)	181,218
Amortization of acquired technology-based intangible assets	146,139		(146,139)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,104,379	70.3%	161,513	(3)	2,265,892	75.7%
Operating expenses
Research and development	430,629		(25,481)	(1)	405,148
Sales and marketing	615,354		(28,243)	(1)	587,111
General and administrative	282,724		(19,300)	(1)	263,424
Amortization of acquired customer-based intangible assets	205,121		(205,121)	(2)	—
Special charges (recoveries)	98,937		(98,937)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	395,005		538,595	(5)	933,600
Other income (expense), net	59,824		(59,824)	(6)	—
Provision for income taxes	71,979		33,021	(7)	105,000
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	199,113		445,750	(8)	644,863
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.74		$1.65	(8)	$2.39

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 27% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$199,113	$0.74
Add (deduct):
Amortization	351,260	1.30
Share-based compensation	88,398	0.32
Special charges (recoveries)	98,937	0.37
Other (income) expense, net	(59,824)	(0.22)
GAAP-based provision for income taxes	71,979	0.27
Non-GAAP-based provision for income taxes	(105,000)	(0.39)
Non-GAAP-based net income, attributable to OpenText	$644,863	$2.39

Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2023
GAAP-based net income, attributable to OpenText	$199,113
Add:
Provision for income taxes	71,979
Interest and other related expense, net	183,599
Amortization of acquired technology-based intangible assets	146,139
Amortization of acquired customer-based intangible assets	205,121
Depreciation	76,609
Share-based compensation	88,398
Special charges (recoveries)	98,937
Other (income) expense, net	(59,824)
Adjusted EBITDA	$1,010,071

GAAP-based net income margin	6.7%
Adjusted EBITDA margin	33.7%
Reconciliation of Free cash flows

Nine Months Ended March 31, 2023
GAAP-based cash flows provided by operating activities	$663,904
Add:
Capital expenditures (1)	(99,772)
Free cash flows	$564,132

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2024 and 2023:

	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	22%	12%	21%	12%
GBP	5%	7%	5%	8%
CAD	3%	10%	3%	11%
USD	59%	50%	61%	50%
Other	11%	21%	10%	19%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2024		Nine Months Ended March 31, 2023
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	22%	12%	20%	12%
GBP	5%	7%	5%	6%
CAD	3%	10%	3%	12%
USD	59%	51%	63%	53%
Other	11%	20%	9%	17%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).